UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced on June 3, 2025, the Company and Zydus Pharmaceuticals (USA) Inc. entered agreements pursuant to which, (i) under an asset purchase agreement Zydus will acquire assets comprising the Company’s manufacturing operations, (ii) under a stock purchase agreement Zydus will acquire a minority position in the Company and (iii) under a license agreement Zydus will receive certain commercial rights in India and Sri Lanka relating to intellectual property associated with BOT/BOL. The Company and Zydus jointly submitted a filing to the Committee on Foreign Investment in the United States (CFIUS) to commence the CFIUS review process.

On September 17, 2025, CFIUS requested that the Company and Zydus voluntarily submit a full notice application with CFIUS related to the transactions.

Based on the anticipated CFIUS review time related to the full notice filing the anticipated closing of these transactions has now shifted to the fourth quarter of 2025.

More detailed descriptions of the asset purchase agreement and stock purchase agreement are contained in our Current Report on Form 8-K filed with the SEC on June 4, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 23, 2025	By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D., Chairman and CEO